SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2009

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On November 13, 2009, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing financial results for the third quarter ended September 30, 2009 and its Annual Dividend for 2009.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: November 13, 2009	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES THIRD QUARTER 2009
RESULTS AND ANNUAL DIVIDEND

Houston (November 13, 2009) -- Adams Resources & Energy, Inc., (NYSE Amex-AE), announced today third quarter 2009 net earnings of $639,000 or $.15 per common share.  Revenues for the quarter totaled $576,299,000.  Current results compare to an unaudited third quarter 2008 net loss of $6,276,000 or $1.49 per common share. For the nine months ended September 30, 2009 net earnings were $5,243,000 or $1.24 per share on revenues totaling $1,431,510,000. Net cash provided by operating activities was $26,979,000 for the nine-month period ended September 30, 2009.

Chairman K. S. “Bud” Adams, Jr. attributed the third quarter 2009 earnings improvement to price stability within the crude oil markets for 2009 relative to 2008.  Last year, declining crude oil prices caused the Company to recognize a non-cash $11.6 million pre-tax inventory valuation loss on the market value of its crude oil inventories held during the third quarter of 2008.  Such item did not recur in 2009.

A summary of operating results is as follows:

	Third Quarter
	2009	2008

Operating Earnings (Loss)
Marketing	$3,852,000	$(10,179,000)
Transportation	1,244,000	1,615,000
Oil and gas	(1,698,000)	558,000
Administrative expenses	(2,252,000)	(2,038,000)
	1,146,000	(10,044,000)
Interest income, net	67,000	217,000
Income tax (provision) benefit	(574,000)	3,551,000

Net earnings (loss)	$639,000	$(6,276,000)

The Company also announced its Board of Directors has declared an annual cash dividend in the amount of $.50 per common share, payable on December 15, 2009 to shareholders of record as of December 1, 2009.  The cash dividend is unchanged from the prior year.
……………………………………………….

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended		Three Months Ended
	September		September
	2009	2008	2009	2008

Revenues	$1,431,510	$3,534,662	$576,299	$1,288,322

Costs, expenses and other	(1,423,121)	(3,533,829)	(575,086)	(1,298,149)
Income tax (provision) benefit	(3,146)	(73)	(574)	3,551

Net earnings (loss)	$5,243	$760	$639	$(6,276)

Earnings per share
Basic and diluted net earnings
(loss) per common share	$1.24	$.18	$.15	$(1.49)

Dividends per common share	$-	$-	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	September 30,	December 31,
	2009	2008

ASSETS
Cash	$36,728	$18,208
Other current assets	164,348	151,158
Total current assets	201,076	169,366

Net property & equipment	33,991	35,586
Other assets	5,314	5,974
	$240,381	$210,926

LIABILITIES AND EQUITY
Total current liabilities	$151,548	$127,807
Deferred taxes and other	1,829	1,358
Shareholders’ equity	87,004	81,761
	$240,381	$210,926